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NEWS RELEASE


                    [LETTERHEAD OF TCF FINANCIAL CORPORATION]


      TCF SHAREHOLDERS APPROVE PROPOSALS AT ANNUAL MEETING, AND BOARD OF
             DIRECTORS ADOPTS REPLACEMENT SHAREHOLDER RIGHTS PLAN


             MINNEAPOLIS, May 11, 1999 -- TCF Financial Corporation (TCF) (NYSE:TCB) announced today that TCF common stockholders at the annual meeting elected four directors, approved an amendment to the TCF performance-based compensation policy for covered executive officers and re-approved the policy, and its board of directors adopted a shareholder rights plan that will replace an existing plan when it expires on June 9, 1999. The new plan is similar to the expiring plan.

             TCF is a $10.2 billion national bank holding company based in Minneapolis. TCF's banks are based in Minnesota, Illinois, Wisconsin, and Colorado as TCF National Bank, and in Michigan as Great Lakes National Bank. Other TCF affiliates include business-equipment leasing, mortgage banking, title insurance, annuity and mutual fund sales companies.


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